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                                                                    Exhibit 10.3

Confidential treatment has been requested for portions of this Exhibit. The Confidential Portions have been redacted and are denoted by [ * * * ]. The Confidential Portions have been separately filed with the Commission.


April 17, 1996


Kenneth Traub
Executive Vice President and
Chief Financial Officer                             VIA FACSIMILE (609) 514-4101
Voxware, Inc.
305 College Road East
Princeton, NJ  08540

Re: Software License Agreement between Microsoft Corporation ("Microsoft") and Voxware, Inc. ("Voxware") dated March 31, 1997 applicable to the RT24 Basic Codec license (the "RT24 Agreement").

Dear Mr. Traub:

     The Dynamic Link Library ("DLL") containing the RT24 Basic Codec delivered to Microsoft under the RT24 Agreement includes a version of Voxware's RT29HQ Codec, the Encoder portion of which is locked through the ACM interface ("RT29HQ Codec"). The specifications of RT29HQ are attached hereto.

     This letter is to clarify Microsoft's rights to the RT29HQ Codec under the RT24 Agreement.

     The RT29HQ Codec may be reproduced and distributed by Microsoft pursuant to
Section 4.1 of the RT24 Agreement provided that (a) Microsoft [ * * * ], (b) Voxware is not obligated to [ * * * ]; and (c) in the event Microsoft [ * * * ] without the prior written approval of Voxware. Further, Sections [ * * * ] do not apply to the RT29HQ Codec.
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     Please sign where indicated below to signify Voxware's understanding as set forth above.

Sincerely,
                              AGREED AND ACKNOWLEDGED

                         By: /s/ Kenneth Traub
Ramiro Calvo
Program Manager          Name (print):   Kenneth Traub
                                         -------------

                         Title: Executive VP and Chief Financial Officer
                                ----------------------------------------

                         Date: